Exhibit 8.1

[Letterhead of Morrison & Foerster LLP]

August 23, 2012

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Ladies and Gentlemen:

We have acted as counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the filing of a shelf registration statement on Form S-3 (the “Registration Statement”) by the Company and United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”). The Registration Statement registers an unspecified aggregate amount of securities which may be issued by the Company (the “Securities”).

You have requested our opinion as to certain federal income tax matters regarding the Securities. Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Securities and/or the Company, this opinion is intended solely for the benefit of the Company. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

In our capacity as counsel to the Company and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Registration Statement, including the prospectus contained in the Registration Statement (the “Prospectus”), and (ii) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Furthermore, our opinion is based on the assumption that (i) the facts contained in the Registration Statement and the Prospectus are true and complete in all material respects, and (ii) for federal income tax purposes, the Company qualified as a real estate investment trust (“REIT”) for all taxable years through the taxable year ending December 31, 2011 and that it will qualify as a REIT for its taxable year ending December 31, 2012. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

Our opinion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.

We have reviewed the statements included in the Prospectus under the heading “U.S. Federal Income Tax Considerations.” Based upon, and subject to, the foregoing and the next paragraph below, insofar as such statements pertain to matters of law or legal conclusions, it is our opinion that they are correct in all material respects.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Company’s filings with the Securities and Exchange Commission (“SEC”) in connection with the offering of the Securities. We also consent to the reference to our firm name in the Prospectus under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP